Exhibit 10.2

FIRST AMENDMENT TO THE
FEDERAL HOME LOAN MORTGAGE CORPORATION
2004 STOCK COMPENSATION PLAN

(as amended and restated as of June 6, 2008)

FIRST AMENDMENT to the FEDERAL HOME LOAN MORTGAGE 2004 STOCK COMPENSATION PLAN (as amended and restated as of June 6, 2008) (the “Plan”) by the FEDERAL HOME LOAN MORTGAGE CORPORATION (“Freddie Mac”), a corporation organized and existing under the laws of the United States of America.

W I T N E S S E T H:

WHEREAS, the Plan was submitted to stockholders for approval in the Proxy Statement dated April 29, 2008 and will be voted upon by stockholders at the Annual Meeting of Stockholders scheduled for June 6, 2008 (“Annual Meeting”);

WHEREAS, Freddie Mac desires to amend the Plan to update certain definitions and make other changes;

WHEREAS, Section 9.4(a) of the Plan permits the Compensation and Human Resources Committee of Freddie Mac’s Board of Directors to amend the Plan; and

WHEREAS, an appropriate officer of Freddie Mac has been duly authorized to execute this amendment.

NOW, THEREFORE, provided that the Plan is approved at the Annual Meeting, the Plan is hereby amended effective June 6, 2008 as follows:

1.  Plan Section 2.15 is amended to read as follows:

2.15.  Fair Market Value.  The closing sales price of a share of Common Stock reported for composite transactions in the New York Stock Exchange listed securities in print or electronically by The Wall Street Journal or by another recognized provider designated by the Committee for such date or, if no such prices are reported for such date, on the most recent trading day prior to such date for which such prices were reported;

provided, however, that the Committee may, in good faith, establish alternative methods or procedures for determining Fair Market Value.

2.  Plan Section 2.28 is amended to read as follows:

2.28  Senior Executive.  An employee of the Corporation or an Affiliate who is the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, principal accounting officer, any officer in charge of a principal business unit, division or function, or any other officer who performs a significant policy-making function, as determined by the Committee.

3.  Plan Section 3.3 is amended to read as follows:

3.3  Delegation of Committee Authority.  The Committee may delegate any or all of its authority under this Article III relating to the selection of Employees for participation, the grant of Awards to Employees, and other actions under the Plan relating to Employees, to the extent permitted by applicable law. Such delegation shall be made only to the Chief Executive Officer, another Senior Executive, the Executive Vice President-Human Resources or a committee of two or more of such officers (which may include the Chief Executive Officer). In the case of any such delegation, references in the Plan to the Committee shall be deemed to include the Chief Executive Officer, Senior Executive, Executive Vice President-Human Resources or committee to which authority has been delegated with respect to Employees; provided, however, that the Committee may impose any term or limitation upon the exercise of such delegated authority hereunder not inconsistent with the Plan; and provided further that no officer acting pursuant to the authority delegated hereunder may take any action under the Plan with respect to his or her own compensation. The Committee may not make such delegation with respect to any Senior Executive, except as to ministerial functions. In this regard, the Committee may delegate to officers or other employees of the Corporation, subject to such terms as the Committee shall determine, the duty to perform ministerial functions under the Plan.

IN WITNESS WHEREOF, Freddie Mac has caused this FIRST AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION 2004 STOCK COMPENSATION PLAN (as amended and restated as of June 6, 2008) to be executed by its duly authorized officer, this 6th day of June 2008.

FEDERAL HOME LOAN
MORTGAGE CORPORATION

/s/  Paul G. George
Paul G. George
Executive Vice President — Human
Resources and Corporate Services

ATTEST:

/s/  Mollie D. Roy
Mollie D. Roy
Assistant Secretary

3